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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1979 and 1989 Stock Option Plans (Forms S-8 No. 2-66089 and No. 33-28497, respectively), The Duriron Company, Inc. Savings and Thrift Plan and the Valtek Incorporated Retirement Plan and Trust (Form S-8 No. 33-72372), and the Registration Statement (Form S-4 No. 33-62527) of The Duriron Company, Inc. and in the related prospectuses of our report dated January 30, 1996, with respect to the consolidated financial statements and schedule of The Duriron Company, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                   /s/ Ernst&Young LLP

Dayton, Ohio
February 22, 1996